Mechanics Bancorp Declares Cash Dividend

Company Release – 2/27/2026

WALNUT CREEK, Calif.--(BUSINESS WIRE)-- Mechanics Bancorp (Nasdaq: MCHB) today announced it has declared a cash dividend of $0.40 per share of Class A common stock and $4.00 per share of Class B common stock, each payable on March 19, 2026, to shareholders of record as of the close of business on March 9, 2026.

About Mechanics Bancorp

Mechanics Bancorp is headquartered in Walnut Creek, Calif., and is the financial holding company of Mechanics Bank, a full-service bank with $22.4 billion in assets as of December 31, 2025, and 166 branches across California, Oregon, Washington and Hawaii. Founded in 1905 to help families, businesses and communities prosper, Mechanics Bank offers a wide range of products and services in consumer and business banking, commercial lending, cash management services, private banking, and comprehensive wealth management and trust services.

To learn more, visit www.MechanicsBank.com.

Source: Mechanics Bancorp

Nathan Duda
Executive Vice President, Chief Financial Officer
ir@mechanicsbank.com